EXHIBIT T3F

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 12.02
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	12.03
(c)	12.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314 (a)	4.05; 12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	7.01(b)
(b)	7.05; 12.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316 (a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(3)	6.04
(a)(2)	N.A.
(b)	6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	12.01
(c)	12.01

N.A. means Not Applicable
NOTE:This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.